Exhibit  23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-91954, No. 333-50011, No. 333-92557, No. 333-93237, No. 333-91144, and No. 333-117547) and Form S-3 (No. 333-59847 and No. 333-105911) of Blyth, Inc. and Subsidiaries of our reports dated April 26, 2004, except for Note 18, as to which the date is April 8, 2005, relating to the financial statements and financial statement schedule which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut	PRICEWATERHOUSECOOPERS LLP

April 15, 2005